Exhibit 99.1

MVC Capital Board of Directors Details Plan to
Increase Shareholder Distributions

Board Authorized 11% Dividend Increase,
Continuing Track Record of Returning Capital to Shareholders

PURCHASE, N.Y., October 10, 2017 – The Board of Directors of MVC Capital, Inc. (NYSE:MVC) (the “Company” or “MVC”), a publicly traded business development company (BDC) that makes private debt and equity investments, today detailed its unanimously approved plan from August 2, 2017 to increase yielding investments and dividends. The Board and the Company’s Investment Advisor, The Tokarz Group Advisers, LLC (TTGA), believe that the Company’s strategy to increase shareholder distributions will further reduce the discount of the Company’s share price to net asset value (NAV), which has already narrowed in the past year to 22%1 from 30%.

Key components of the Board’s plan to enhance shareholder value include:

o
Redeploying Capital from Equity to Yield Investments Following the USG&E Monetization: The July 2017 sale of U.S. Gas & Electric, Inc. (USG&E) for $173 million is a milestone transaction for MVC and its shareholders. The sale price represented a 29% premium over fair market value[2] and generated nearly a $115 million capital gain. USG&E was the largest investment in the Company’s equity portfolio, and MVC is now focused on monetizing its remaining non-yield investments. Redeploying capital into high yield investments should result in increased net operating income and shareholder distributions.

o
Increasing the Quarterly Dividend: MVC’s Board has approved an 11% increase in the Company’s quarterly dividend. Beginning this month with the fourth quarter dividend, MVC will increase its quarterly dividend to $0.15 per share from $0.135 per share. The increased dividend is payable on October 31, 2017 to shareholders of record on October 24, 2017.

o
Capitalizing on High Yield Pipeline Investments Sourced by TTGA Lending Team: MVC holds over $100 million in cash, and we believe the Company is well positioned to execute on a pipeline of high yield opportunities. The lending team of TTGA remains focused on the underserved lower middle market, an area that is ripe with significant transactions and fewer sophisticated competitors. The Company strongly believes this strategy offers better risk adjusted returns for MVC shareholders than typical junior debt providers, and that the team’s unique mix of private equity and lending backgrounds provides MVC with a distinct advantage in the industry. Since the lending team joined TTGA, MVC has made 13 loans and has also successfully exited six of these investments, for an IRR of greater than 14% on each investment over the life of the investment.[3]

1 From October 31, 2016 to July 31, 2017
2 As of April 30, 2017
3 Past performance is no guarantee of future results. Yields on individual loans vary based on a variety of circumstances and factors which are subject to change.  All debt/loan investments are subject to risk of loss including complete loss of principal.

o
Leveraging MVC’s Balance Sheet with Low-Cost Debt Capital: Historically, MVC has had comparatively low leverage given the Company’s focus on realizing its $160 million of capital loss carryforwards and unrealized losses through its focus on private equity investments. The Company believes that adding reasonable leverage, at relatively low cost, should increase MVC’s return on equity (ROE) and yield to shareholders.

o
Revising Fee Structure to Further Align the Interests of Management and MVC Shareholders: Effective November 1, 2017 (the next fiscal quarter), and in place through October 31, 2019, TTGA has agreed to implement a management fee structure that ties fees to the NAV discount, conditioned upon the Company’s ability to make new investments. The MVC Board believes this fee structure is unique in the BDC sector.

▪	If the Company’s NAV discount is greater than 20%[4], the management fee for the current quarter is reduced to 1.25%. If the NAV discount is between 10% and 20%, the management fee will be 1.50%.
▪
If the NAV discount is less than 10% or eliminated, the 1.50% management fee would be re-examined, but in no event would it exceed 1.75%. It would therefore always remain lower than the contractual management fee, even if the NAV discount is eliminated.

▪
In addition, to further align the Company’s and TTGA's interests with shareholders, the Company and TTGA have committed to revisiting the structure for calculating incentive fees on investment income for fiscal 2018, particularly the hurdle required for any such fee to be paid to TTGA.

▪
As further reflection of the continued alignment of shareholder interests, the Independent Directors have agreed to reduce their current compensation by 25%, until such time as the NAV discount falls to 10% or less.

o	Repurchasing Common Shares: MVC is actively exploring opportunities to repurchase common shares.

“Today’s announcement reflects the Board’s continued confidence in the Company’s financial position and outlook as we execute on our strategic transition from equity to yield investments,” said Michael Tokarz, Chairman and Portfolio Manager of MVC. “MVC has delivered meaningful cash returns to our shareholders, with distributions and share repurchases since 2003 totaling $221.4 million, including the recent Dutch Tender Offer. MVC’s portfolio is currently 60% yield and 40% equity, which highlights the opportunity to increase portfolio income and in turn dividends to shareholders. As we grow NOI we firmly believe our discount to NAV will narrow. We look forward to maintaining MVC’s disciplined and opportunistic approach to capital deployment and remain focused on increasing value for all shareholders.”

4 All NAV discount calculations are arrived at by taking the average daily NAV discount for the quarter based on the prior fiscal quarter’s NAV per share.

About MVC Capital, Inc.

MVC Capital is a business development company traded on the New York Stock Exchange that provides long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries. For additional information about MVC, please visit the MVC's website at www.mvccapital.com.

Safe Harbor Statement and Other Disclosures

The information contained in this press release contains forward-looking statements, including with respect to the Company’s transitioning to yielding investing, future deployment of capital, future leveraging of the Company’s portfolio and repurchase of the Company’s common shares, and the expectation that these strategies should result in a narrowing or elimination of the discount of the Company’s share price to NAV. These forward-looking statements are subject to the inherent uncertainties in predicting future events, activities, results and circumstances. Certain factors could cause actual events, activities, results and circumstances to differ materially from those contained in these forward-looking statements, including, among other things: the ability of the Company to identify suitable yielding investments, in the lower middle market or at all, and to make such investments on terms that the Company believes are reasonable and attractive; the ability of the Company to dispose of its remaining equity portfolio on suitable terms and the timing of any such dispositions; the availability to the Company of debt financing on suitable terms; the performance of the Company’s investments;  economic, business and market factors affecting the market price of the Company’s shares, including factors that may be unrelated to the Company’s performance; the extent of the Company’s cash position from time to time and alternative opportunities for deployment of its cash that the Company may deem attractive and in the best interests of the Company and its shareholders; general economic, business and market factors; and other factors identified under “Risk Factors” in the Company’s periodic reports that it files with the Securities and Exchange Commission.

There also can be no assurance that the Company will be able to sustain future dividends at the currently contemplated level, or that future dividends will be made at all. Also, the tax character of the fourth quarter dividend referred to herein has not yet been determined and, although it is currently not expected, any portion of such distribution may be characterized as a return of capital. There are a variety of factors that impact whether and to what extent the Company will repurchase shares, some of which are recited above, and there can be no assurance that the Company will repurchase shares in the future, or the amount and price of any such repurchases.

There can be no assurance that MVC will achieve its investment objectives. There is no assurance that the market price of MVC’s shares, either absolutely or relative to net asset value, will increase as a result of any of the activities discussed in this release, or otherwise that the plan will enhance shareholder value over the long-term. The Company assumes no duty to update any of the disclosures contained in this press release.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A with the SEC in connection with the solicitation of proxies for its 2017 Annual Meeting of Stockholders. The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders with respect to the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the proxy statement.  Before making any voting decision with respect to matters to be presented to the Annual Meeting, shareholders are urged to read all relevant documents filed with or furnished to the SEC, including among other things the Company’s definitive proxy statement and any supplements thereto, which contain important information. Shareholders may obtain a free copy of the definitive proxy statement and other relevant documents that the Company files with or furnishes to the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.mvccapital.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Shareholders with questions about how to vote their shares, or in need of additional assistance, may contact the Company’s proxy solicitors, Innisfree M&A Inc., at (888) 750-5834.

Contact:

Investor Relations

Jackie Rothchild
MVC Capital
914.510.9400

Media Inquiries

Joele Frank, Wilkinson Brimmer Katcher
Andy Brimmer / Carrie Klapper
212-355-4449